Exhibit 10.6
ArborGen Inc.
Form of Appreciation Right Agreement
     This Appreciation Right Agreement (the “Agreement”) is being entered into by and between ArborGen Inc., a Delaware corporation (“ArborGen” or the “Company”) and [NAME], an employee of ArborGen (the “Employee”).
     WHEREAS, the Company previously maintained the ArborGen, LLC 2002 Value Added Plan and the ArborGen, LLC 2003 Value Added Plan (collectively, the “NVA Plans”) pursuant to which the Company granted NVA Units (as described in the NVA Plans);
     WHEREAS, the terms of the NVA Plans and the agreements evidencing the awards of NVA Units provide that the NVA Plans and all outstanding NVA Units shall terminate upon the date that the Company converts to a corporation;
     WHEREAS, the Company converted to a corporation effective on June 1, 2010;
     WHEREAS, the Employee previously had been granted NVA Units, which NVA Units terminated by their terms on June 1, 2010; and
     WHEREAS, the Company desires to provide a new and equitable incentive to the Employee.
     NOW, THEREFORE, IT IS AGREED as follows:
     1. Award. The Company hereby grants to the Employee [                    ] Appreciation Rights (as hereinafter defined) in the Company with an Initial Base Price (as hereinafter defined) of $[                        ] per AR.
     2. Defined Terms. The following terms shall have the following meanings for purposes of this Agreement:
     (a) The “Adjusted Base Price” is the Initial Base Price, as adjusted by adding (A) 0.00001% of the value of all equity investments in the Company which are made on or after the Grant Date through the date immediately preceding the Vesting Trigger Date and (B) the accumulated interest calculated daily on (x) the Initial Base Price minus $10.00 and (y) the amount described in A from the date of each such investment through the date immediately preceding the Vesting Trigger Date, both at an annual rate equal to 15%.
     (b) Each “Appreciation Right” or “AR” is an award which entitles the Employee to either the Sale Event Payment or IPO Payment (as applicable) on or immediately following the Vesting Trigger Date as further described herein and subject to the terms and conditions of this Agreement.
     (c) “Cause” means (i) the Employee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any of the Company’s current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Employee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Employee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Employee by the Company; (iv) the Employee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Employee’s violation of any provision of any agreement(s) between the Employee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.
     (d) “Code” is the U.S. Internal Revenue Code of 1986, as amended.
     (e) The “Committee” is the Compensation Committee of the Board of Directors of the Company.
     (f) “Common Stock” means the common stock, par value $0.001 per share, of the Company.
     (g) The “Expiration Date” is the ten year anniversary of the Grant Date.
     (h) “Fair Market Value” on any given date means the fair market value of the Common Stock determined in good faith by the Committee. If the Common Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Common Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s IPO.
     (i) “Grant Date” means June 2, 2010.
     (j) The “Initial Base Price” is the dollar amount set forth in Section 1 above.
     (k) An “IPO” is the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities and relating to at least 10% of the Company’s equity securities, as a result of or following which the Common Stock shall be publicly held.
     (l) An “IPO Payment” is a payment with respect to each AR in an amount equal to .00001% of the total equity value of the Company determined by the Committee by reference to the value of the Company’s IPO based on the “Price to Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s IPO, minus the Adjusted Base Price.

     (m) A “Sale Event” is the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) the acquisition of more than 51% of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons, or (iii) any other acquisition or merger of the business of the Company, as determined by the Board of Directors of the Company; provided, however, that any capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”
     (n) A “Sale Event Payment” is a payment with respect to each AR in an amount equal to 0.00001% of the total equity value of the Company determined by the Committee by reference to the net consideration payable to the Company and/or its stockholders in connection with a Sale Event, minus the Adjusted Base Price.
     (o) “Securities Act” is the Securities Act of 1933, as amended.
     (p) “Unrestricted Stock” means an award of shares which are free from any vesting conditions granted under the ArborGen Inc. 2010 Stock Option and Incentive Plan.
     (q) The “Vesting Trigger” is the first to occur of an IPO or a Sale Event.
     (r) The “Vesting Trigger Date” is the date on which the Vesting Trigger occurs.
     3. Vesting. The ARs granted pursuant to this Agreement are unvested and shall not vest and become payable unless and until there is a Vesting Trigger which occurs before the Expiration Date and the Employee has continued to be employed by the Company through and including the Vesting Trigger Date.
     4. Settlement of Appreciation Rights.
     (a) On or immediately following the Vesting Trigger Date, but in no event more than 60 days after the Vesting Trigger Date, the Company shall settle the Appreciation Rights by making the IPO Payment or Sale Event Payment to the Employee.
     (b) The IPO Payment or Sale Event Payment (as the case may be) may be made in cash or shares of Common Stock or a combination thereof, which form of payment shall be determined in the sole discretion of the Committee.
     5. Administration of this Agreement and the Appreciation Rights. The Committee shall have the sole discretionary power to interpret the provisions of this Agreement and make all decisions and exercise all rights of the Company with respect to this Agreement. The Committee shall have final authority to determine in its sole discretion, and calculate the amount of, any IPO Payment or Sale Event Payment and shall also have the exclusive discretionary authority to make all other determinations including, without limitation, the interpretation and construction this

Agreement and the determination of relevant facts, regarding the entitlement to benefits hereunder.
     6. Underwriters Lock-up. The Employee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any shares of Common Stock issued to him or her pursuant to the settlement of the Appreciation Rights granted by this Agreement for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Employee shall execute a separate letter reflecting the agreement set forth in this Section.
     7. Additional Limitation. Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Parachute Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the amount payable to the Employee hereunder shall be reduced (but not below zero) to the extent necessary so that the maximum Parachute Payments shall not exceed the Threshold Amount. For purposes of this Section, “Threshold Amount” shall mean three times the Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations thereunder, less one dollar.
     8. Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that all such payments are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. The Vesting Triggers are intended to constitute a “substantial risk of forfeiture” for purposes of Section 409A of the Code. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code and the settlement of any such amounts may not be accelerated or delayed except to the extent permitted by Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to any Employee or any other person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code that are subject to the 20% tax under Section 409A of the Code.
     9. Miscellaneous.
          (a) Amendment and Termination. Except as otherwise provided herein, the Committee reserves the right to amend this Agreement at any time in its sole discretion provided, however, that no such amendment shall adversely affect the then-existing rights of the Employee hereunder absent his or her written consent. This Agreement, and any rights granted hereunder, shall terminate on the earliest of: (i) immediately upon the date that the Employee’s employment with the Company is terminated for Cause, (ii) immediately upon the date that the Employee’s employment with the Company is terminated for any reason before a Vesting Trigger Date, (iii) the date all amounts to be paid to the Employee hereunder are paid following a Vesting Trigger, and (iv) the Expiration Date.

          (b) No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between the Company or any of its subsidiaries and the Employee and nothing herein contained shall give the Employee the right to be retained as an employee of the Company or any of its subsidiaries.
          (c) No Transfers. The Employee’s rights in an interest under the Agreement may not be assigned or transferred.
          (d) Unfunded Arrangement. This Agreement shall be an unfunded obligation of the Company and shall not create (or be construed to create) a trust or separate fund. Likewise, this Agreement shall not establish any fiduciary relationship between the Company or any of subsidiaries or affiliates and the Employee. To the extent that the Employee holds any rights by virtue of this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company or any of its subsidiaries.
          (e) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws of such state.
          (f) Designation of Beneficiary. The Employee may designate a beneficiary or beneficiaries to receive any payment under this Agreement payable on or after the Employee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated, or if the designated beneficiaries have predeceased the Employee, the beneficiary shall be the Employee’s estate.
          (g) Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments. The Company is specifically authorized to cause such tax withholding obligation to be satisfied upon settlement of the Appreciation Rights by holding back shares of Common Stock with an aggregate Fair Market Value equal to the minimum required withholding amount due.
          (h) Source of Shares. Any shares of Common Stock to be issued to the Employee in settlement of the ARs shall be shares of Unrestricted Stock.
          (i) Effect on Other Plans. Nothing in this Agreement shall be construed to limit the rights of the Employee under the Company’s benefit plans, programs or policies.
          (j) Benefits and Burdens. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.
          (k) Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (l) Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
          (m) Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address the Employee has filed in writing with the Company, or to the Company at its main office, attention of the Committee.
          (n) Obligations of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          (o) Consent to Jurisdiction. To the extent that any court action is taken in connection with this Agreement, the parties hereby consent to the jurisdiction of the court of the State of South Carolina having jurisdiction over Dorchester County, South Carolina, and the United States District Court for the District of South Carolina. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
[SIGNATURE PAGE FOLLOWS]

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned on ____________________, 2010.

ARBORGEN INC.
By:
Name:
Title:

EMPLOYEE

Name: